Exhibit 99.1

ANCESTRY.COM ANNOUNCES FILING OF REGISTRATION STATEMENT FOR SALE OF SHARES BY EXISTING STOCKHOLDERS

PROVO, Utah, November 2, 2010 — Ancestry.com Inc. (Nasdaq: ACOM), the world’s largest online family history resource, today announced the filing of a registration statement in connection with a proposed secondary public offering of its common stock. The shares are proposed to be sold by certain existing stockholders of the company. Ancestry.com is not selling any shares of common stock in the offering and will receive no proceeds from the sale. The secondary offering will not result in dilution of shares currently outstanding.

Ancestry.com expects to enter into an agreement with the selling shareholders, including affiliates of Spectrum Equity Investors V, L.P., to repurchase approximately $25 million in shares of common stock directly from such selling stockholders in a private, non-underwritten transaction at a price per share equal to the net proceeds per share that selling stockholders receive in the offering. Cash on hand will fund the repurchase.

Ancestry.com expects to incur non-recurring professional fees and costs in connection with this offering, which will negatively affect the company’s adjusted EBITDA for the quarter and full year ending December 31, 2010.

Subject to the timing of when the Securities and Exchange Commission declares the registration statement effective, the company intends to conduct the offering during November 2010. However, the timing of the offering, if any, could vary based on the company’s stock price and market conditions, among other factors.

A registration statement relating to the offering has been filed with the Securities and Exchange Commission but has not yet become effective. Ancestry.com common stock may not be sold pursuant to the registration statement, nor may offers to buy pursuant to the registration statement be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Ancestry.com

Ancestry.com Inc. (Nasdaq: ACOM) is the world’s largest online family history resource, with nearly 1.4 million paying subscribers. More than 6 billion records have been added to the site in the past 14 years. Ancestry users have created more than 20 million family trees containing over 2 billion profiles. Ancestry.com has local Web sites directed at nine countries that help people discover, preserve and share their family history, including its flagship Web site at www.ancestry.com.

Forward-looking Statements

This press release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from those anticipated in these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “appears,” “may,” “designed,” “expect,” “intend,” “focus,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “should,” “continue” or “work” or the negative of these terms or other comparable terminology. These statements include statements describing our subscriber base, our reach, our activities to enhance subscribers’ experience, our activities to promote our products, our business outlook, our leadership position and our opportunities and prospects for growth, including growth in revenues and adjusted EBITDA. These forward-looking statements are based on information available to us as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond our control. In particular, such risks and uncertainties include difficulties encountered in integrating acquired businesses and retaining customers, and the additional difficulty of integration when continuing the acquired operation; failure of our products to continue to meet customer demand; the adverse impact of competitive product announcements; failure of the second season of Who Do You Think You Are? to yield results comparable to the first season; failure to achieve anticipated revenues and operating performance; changes in overall economic conditions; the loss of key employees; competitors’ actions; pricing and gross margin pressures; inability to control costs and expenses; and significant litigation.

Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010, and in discussions in other of our SEC filings.

These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

For more information:

Investors:	Media:
Ancestry.com Inc.	Ancestry.com Inc.
Ryan Ostler	Heather Erickson
(801) 705-7942	(801) 705-7104
rostler@ancestry.com	herickson@ancestry.com

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